EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(b)/RULE 15d-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

In connection with the Quarterly Report on Form 10-Q of Analogic Corporation (the “Company”) for the quarter ended October 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, James W. Green, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to the best of his knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 10, 2010

/s/ James W. Green

James W. Green
President and Chief Executive Officer
(Principal Executive Officer)